Exhibit 99.1

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations

+1 408-864-7549

judy.davies@verigy.com

Verigy Announces Financial Results for Second Quarter, 2007

Verigy Exceeds Revenue and Earnings Guidance; Sequential Order Growth 52%

CUPERTINO, Calif., May 24, 2007 — Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its fiscal second quarter, ended Apr. 30, 2007.

Second quarter revenue was $183 million, an 11 percent increase from the prior quarter revenue of $165 million and a 5 percent decline from $192 million in the second quarter of fiscal 2006.  Orders for the second quarter were $202 million, an increase of 52 percent from the prior quarter of $133 million.  The book-to-bill ratio was 1.10 for the second quarter.

On a GAAP basis, net income for the quarter was approximately $22 million, or $0.36 per fully diluted share, compared to net income of $13 million, or $0.22 per share in the prior quarter, and to a net loss of $11 million, or ($0.22) per share in the prior year period.  Net income for the quarter included approximately $2.4 million of charges related to separation and restructuring activities undertaken in connection with Verigy’s spin-off from Agilent Technologies last year.  Excluding these charges related to the spin-off, non-GAAP net income for the quarter was $24 million, or $0.40 per share.

“Verigy had a very strong quarter for both product lines,” said Keith Barnes, Verigy president and chief executive officer. “Our V5000 memory products showed sustained strength in the quarter and our SOC revenue grew 41 percent sequentially. We received increased business from existing customers and won new accounts in design validation and production test. Our book-to-bill ratio for the quarter was 1.10 and sequential order growth was greater than fifty percent. Second quarter bookings represented our highest order quarter since our record quarter of $313 million a year ago.”

“We exceeded the high end of the range of our revenue and earnings guidance, and improved our free cash flow performance,” added Bob Nikl, Verigy chief financial officer. “This is our fourth consecutive quarter of strong financial results and reflects our continuing solid execution since our IPO last year.”

Outlook for Q3 2007

For the third quarter ending Jul. 31, 2007, the company provided the following guidance:

•                  Revenue is expected to be in the range of $195 to $205 million.

•                  GAAP net income is expected to be in the range of $26 to $29 million, or $0.43 to $0.48 per share, including approximately $3.2 to $3.7 million of share-based compensation expense.

•                  On a non-GAAP basis, the company expects to report net income of $27 to $30 million, or $0.45 to $0.50 per share. To reconcile third quarter GAAP and non-GAAP net income and earnings per share, the company expects to exclude $1 to $1.5 million of charges related to separation and restructuring from the GAAP results.

Conference Call and Webcast

Verigy’s management will present more details on its second quarter results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q2 Fiscal Year 2007 Verigy Earnings Conference Call” in the “Events & Presentations” section. The webcast will remain available on the company’s Web site for seven days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through Jun. 7, 2007. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter pass code 32081009.

About Verigy

Verigy designs, develops, manufactures, sells and services advanced test systems and solutions for the memory and system-on-chip segments of the semiconductor industry. Verigy’s scalable platform systems are used by leading semiconductor companies worldwide in design validation, characterization, and high volume manufacturing test. Formerly part of Agilent Technologies, the company began doing business as Verigy on June 1, 2006 and completed its initial public offering on June 13, 2006. Information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements regarding Verigy’s guidance for the third quarter and other statements that express the company’s expectations, beliefs, plans and forecasts. These forward-looking statements are based on current information and estimates, and are not guarantees of future performance or events.  These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  The risks and uncertainties include, but are not limited to, unforeseen changes in demand for semiconductors and thus for semiconductor test solutions, the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.  Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2007.  The forward-looking statements, including guidance, are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Our management uses non-GAAP measures to evaluate the operating performance of the company. By eliminating the separation and restructuring charges associated with Verigy’s spin-off from Agilent Technologies, management believes it is better able to assess the operating performance of the business.  Since management finds the non-GAAP information to be useful, we believe that our investors also benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results.  This information also facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.  A reconciliation between our GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.

VERIGY LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006

Orders:	$202	$313	$335	$489

Net revenue:
Products	$147	$158	$275	$301
Services	36	34	73	61
Total net revenue	183	192	348	362

Cost of sales:
Cost of products (*)	79	81	148	155
Cost of services (*)	25	25	50	49
Total cost of sales	104	106	198	204

Operating expenses:
Research and development (*)	22	25	45	50
Selling, general and administrative (*)	35	40	69	77
Restructuring charges	—	8	—	14
Separation costs	1	20	3	35
Total operating expenses	58	93	117	176

Income (loss) from operations	21	(7)	33	(18)
Other income (expense), net	4	—	7	—

Income (loss) before taxes	25	(7)	40	(18)
Provision for income taxes	3	4	5	9

Net income (loss)	$22	$(11)	$35	$(27)

Net income (loss) per share- basic:	$0.37	$(0.22)	$0.59	$(0.54)

Net income (loss) per share- diluted:	$0.36	$(0.22)	$0.59	$(0.54)

Weighted average shares (presented in thousands) used in computing net income (loss) per share:
Basic	59,004	50,000	58,884	50,000
Diluted	59,945	50,000	59,567	50,000

* Share-based compensation expense by function:
Cost of products	$0.4	$0.7	$0.8	$1.2
Cost of services	$0.2	$—	$0.4	$—
Research and development	$0.4	$0.3	$0.9	$0.8
Selling, general and administrative	$2.2	$1.5	$4.8	$4.5

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	April 30,	October 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$168	$300
Marketable securities	180	—
Trade accounts receivable, net	71	108
Receivables from Agilent	—	8
Inventory	73	87
Other current assets	55	48
Total current assets	547	551

Property, plant and equipment, net	41	44
Goodwill	18	18
Other long-term assets	60	61
Total assets	$666	$674

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$71	$75
Payables to Agilent	5	37
Employee compensation and benefits	43	43
Deferred revenue, current	53	58
Income and other taxes payable	9	23
Other current liabilities	15	15
Total current liabilities	196	251

Long-term liabilities	33	34
Total liabilities	229	285

Commitments and contingencies

Shareholders’ equity
Ordinary shares, no par value, 59,056,065 issued and outstanding at April 30, 2007
Additional paid in capital	371	358
Retained earnings	69	34
Accumulated other comprehensive loss	(3)	(3)
Total shareholders’ equity	437	389
Total liabilities and shareholders’ equity	$666	$674

VERIGY LTD.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended								Year-to- Date Ended
	October 31, 2007	EPS	July 31, 2007	EPS	April 30, 2007	EPS	January 31, 2007	EPS	2007	EPS

GAAP net income	$—	$—	$—	$—	$22	$0.36	$13	$0.22	$35	$0.59
Non-GAAP adjustments:
Restructuring charges in cost of sales	—	—	—	—	1.1	0.02	1.1	0.02	2.2	0.04
Restructuring charges in operating expenses	—	—	—	—	—	—	—	—	—	—
Separation related costs in cost of sales	—	—	—	—	0.4	0.01	0.2	—	0.6	0.01
Separation related costs in operating expenses	—	—	—	—	0.9	0.01	2.0	0.04	2.9	0.05
Other	—	—	—	—	—	—	—	—	—	—
Non-GAAP net income	$—	$—	$—	$—	$24	$0.40	$16	$0.28	$40	$0.69

	Three Months Ended								Twelve Months Ended
	October 31, 2007	EPS	July 31, 2007	EPS	April 30, 2007	EPS	January 31, 2007	EPS	2007	EPS
GAAP net income (loss)	$14	$0.25	$13	$0.23	$(11)	(0.22)	$(16)	(0.32)	$—	$—
Non-GAAP adjustments:
Restructuring charges in cost of sales	2.2	0.03	2.2	0.04	2.4	0.05	0.9	0.02	7.7	0.14
Restructuring charges in operating expenses	0.9	0.01	1.6	0.03	8.0	0.16	6.0	0.12	16.5	0.31
Separation related costs in cost of sales	1.0	0.02	—	—	3.7	0.07	—	—	4.7	0.09
Separation related costs in operating expenses	12.6	0.21	20.9	0.38	20.0	0.40	15.0	0.30	68.5	1.28
Other	—	—	—	—	(0.7)	(0.01)	—	—	(0.7)	(0.01)
Non-GAAP net income	$31	$0.52	$38	$0.68	$22	$0.45	$6	$0.12	$97	$1.81